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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of bamboo.com, Inc. of our report dated January 29, 1999, except as to Notes 5 and 6 for which the date is April 12, 1999 and as to Note 13 for which the date is July 2, 1999, relating to the financial statements of Interactive Pictures Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
- -----------------------------------
PricewaterhouseCoopers LLP


Knoxville, Tennessee
November 17, 1999